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                                                                     EXHIBIT 4.1

                     [Park National Corporation Letterhead]

                                 March 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: Park National Corporation - Annual Report on Form 10-K for the fiscal year ended December 31, 2003

Ladies and Gentlemen:

         Park National Corporation, an Ohio corporation ("Park"), is today executing and filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K").

         Pursuant to the instructions to Item 601(b)(4)(iii) of Regulation S-K, Park hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of long-term debt of Park and its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Park and it subsidiaries on a consolidated basis.

                                                Very truly yours,

                                                PARK NATIONAL CORPORATION

                                                /s/ John W. Kozak

                                                John W. Kozak
                                                Chief Financial Officer